Exhibit 10.9

Global Green Solutions Inc. revised agreements with Chisholm Brothers International( Bruce Chisholm and Hugh Chisholm)related to business development of strategic pipeline emissions reduction projects

Parties	Global Green Solutions Inc.
Sealweld International Company Ltd.
· Chisholm Brothers International

Subject Matter Area	Pipeline Emissions Reduction Business

Background	The pipeline emissions reduction business assets acquired by
Global Green Solutions Inc (GGS) from Sealweld International
(SWI) and the Chisholm Brothers (CB's) was planned to have
secured significant contracts by September 2006 with revenue beginning in 2006 and ramping up in 2007.

This business segment has not performed to the commitments
and expectations stated by the CB's. The 30th September 2006 was an agreed date to review the business opportunities
delivered by the CB's

In October 2006, the GGS board reviewed the progress made,
business value delivered and costs incurred by since acquiring the assets of SWI in December 2005 and the CB's being
contracted by GGS in January 2006.

For reasons of no significant contracts or revenues having been developed as committed by the CB's in period ending 2006
and the relatively high expenditure costs incurred, a decision was made by the GGS board to restructure the pipeline
emissions reduction business into a separate strategic
business unit (SBU).

The performance and contribution of the CB's will be measured against defined metrics on an ongoing (quarterly) basis to

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enable future decisions as to the viability of this business unit to be determined by the GGS board.

During October 2006, the CB's presented an offer to the GGS
board whereby they would relinquish a majority of the stock
previously offered to them in return for a share of the revenues generated by the pipeline emissions reduction SBU.

On the basis of this form of proposal the board agreed the
following with the CB's

Prior Agreements	The following agreements to be terminated or revised and re-
issued.
· Sealweld International Asset Purchase Agreement dated
23rd December 2006
· Employment Agreement B Bruce Chisholm dated January
18th 2006
· Employment Agreement B Hugh Chisholm dated January
18th 2006

New Agreements	Performance Related Benefits Agreement with change in Stock
position as related to the Asset Purchase Agreement.

Independent Contractor Agreement - Chisholm Brothers
International

GGS Stock	7,500,000 restricted "144" shares to be reallocated by GGS at
Agreement	the same par value US$0.001 per share it was offered to the
CB's. The balance of 1,000,000 restricted "144" shares to
remain with the CB's as full and final compensation for their participation in the affairs of GGS as consultants to the date of termination of all prior agreements as provided for herein.

Performance Related	With CB's (combined / not individual agreement)
Benefit Agreement	· Bruce Chisholm
· Hugh Chisholm

5% Net Revenue of benefits generated by GGS from Pipeline
Emission Strategic Business Unit comprising;
· GGS Revenue generated by GGS from Carbon Credits after
payment of contracted percentage of Carbon Credits to
beneficiary country government or customer.
· GGS Revenue generated from project services directly sold
to operating customer.
· GGS Revenue generated from project materials directly
sold to operating customer

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· GGS Revenue generated from government or other related
authority grants.

Payment of benefit to CB's back to back with GGS payment
received from Customer.
· GGS to notify CB's that Sales Invoice has been issued to
the Customer and when payment is received.
· CB's to invoice GGS for payment within 30 days of receipt of payment from Customer

Qualification on	The sale (and sell price) of GGS share of generated carbon
Carbon Credits	credits may vary as follows;
forming Performance	· Contracted forward discounted sale with a buyer(whole or
Related Benefit	part of credits generated)
· Contracted spot market sale with a buyer(whole or part of
credits generated)
· Volume spot market sell (whole or part of credits generated)
· Bank the credits for future sale at anticipated higher price
(whole or part of credits generated)

The CB's will have the choice of;
· CB's 5% share of GGS share of Carbon Credits generated
as per above, or
· Immediately receiving 5% of GGS share of Carbon Credits
generated.

The 5% Gross adjusted revenue (cash income) from Carbon
Credits will continue year on year for the duration of the
contract under which the carbon credits are generated.

Compensation
Agreement
GGS Business Unit	Pipeline Emissions Reduction SBU
Role	Business Development
Scope of Services to	Business development of project opportunities up to the
be provided.	securing of a Memorandum of Understanding against which a
definitive contract can be negotiated and implemented by GGS.
Compensation	Independent Contractor Agreement
· Chisholm Brothers International

Compensation US$144,000 per annum paid on last day of
each calendar month in 12 equal installments.
Business Expenses	For the 12 month period 31th December 2006 to 30st November
2007, GGS will initially budget up to $60,000 for acceptable 3RD party Business Expenses for the CB's providing business

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development services against strategic and agreed business
objectives.

Pre-approved business expenses will comprise the following;
· Air-travel - Economy class paid direct by GGS
· Hotel Accommodation, meals and all other miscellaneous
expenses - US$275 per hotel night paid on a fixed per deim
basis.

Note 1: Travel, hotel or other expenses will not be paid for home locations.
· Bruce Chisholm - Vancouver
· Hugh Chisholm - Houston
Note 2: Pre-approval in writing by GGS will be required for all international business trips.

Support Costs and	The following support will be provided at GGS cost;
Expenses
· Executive sales support
· Contract development and management
· Alliance development (i.e. Ecofys)
· Sales support from operations
· Trade show/event support
· Demonstration project support
· Regus offices (global)
· Sales and marketing collateral
· Formation of local legal entities
· Additional business development personnel
Target SBU	The following business development territories and strategic
Opportunities	target opportunities have been agreed with the CB's and will comprise the contracts against which performance will be
measured, compensation for services paid, business expenses
invested/ reimbursed;

· Venezuela - PDVSA Gas
· Mexico - Pemex Gas
· Ukraine - Cherkassy / Ukkertransgas
· Poland - Polish Gas

The target opportunities will be classified under Clean
Development Mechanism (CDM), Joint Investment (JI),
Methane to Markets (M2M) or other GHG emissions reduction
protocols.
Term	1 Year renewable with quarterly performance review
Commencement date 01 January 2007
Performance Review	Performance will be measured against the following metrics;

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· Obtaining a signed MOU with target customers within the
timeframe agreed
· Obtaining a signed Definitive Agreement with target
customers within the timeframe agreed
· Focus on target agreed objectives
· Expenditure in pursuing target agreed objectives

Termination	Either party may terminate the contract without cause with 60 days notice (unless otherwise mutually agreed in writing)

If terminated by the CB's;
· The 5% share of net revenue of benefits generated by GGS
will be paid to the CB's for the period GGS receives revenue from Definitive Contracts which have been signed by GGS
and the Customer at the date of termination.
· CB's will receive no future benefit from projects under
development where a Definitive Contract has not been
signed by GGS and the Customer.

If terminated by the GGS;
· The 5% share of net revenue of benefits gereated by GGS
will be paid to the CB's for the period GGS receives revenue from Definitive Contracts which have been signed by GGS
and the Customer at the date of termination.
· CB's will receive no future benefit from projects under
development where a Definitive Contract has not been
signed by GGS and the Customer at the date of termination
and for the period of 4 months thereafter.

On termination GGS owns the rights to all project opportunities in which the CB's were engaged on under their agreement with
GGS

Existing Business	CB's will have the first right of refusal to take over any existing
Opportunity	GGS business development opportunities relating to activities carried out by the CB's and invested in by GGS where GGS
does not wish to proceed with the opportunity. CB's will offer reasonable compensation for costs incurred by GGS.

CB's will have the first right of refusal to take over any existing
GGS Definitive Contract relating to activities carried out by the
CB's and invested in by GGS where GGS does not wish to
proceed with the Contract. GGS will receive 5% Gross adjusted

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revenue (cash income) from Services and Carbon Credits year on year for the duration of the contract under which the carbon credits are generated.

New Business	GGS will have the first right of refusal to take over any new
Opportunity	CB's business development opportunities relating to activities carried out by the CB's and invested in by GGS on the same
terms as other Performance Related Benefits. Where GGS
does not wish to proceed with the opportunity CB's will offer reasonable compensation for costs incurred by GGS and they
can sell the opportunity to any other interested party provided the consideration paid by such interested party may not be less that the consideration for which the business opportunity was offered to GGS.

GGS will have the first right of offer or refusal to take over any new CB's business development opportunities relating to
activities carried out by the CB's and not-invested in by GGS on the same terms as other Performance Related Benefits.

CB's may propose any other technology and business
opportunity to GGS related to its strategic business markets for which due consideration will be given. Should GGS be
interested in the technology or opportunity an agreement will be negotiated on a case by case basis.

Authority	The CB's will have no legal or otherwise implied authority to commit GGS to any form of binding contract, the formation of any legal entity, or any expenditures other than as covered
under business expenses.
Management Reports	The CB's will require to submit a weekly (end of week) written business update and status report covering all strategic
business development opportunities with planned actions for
the following week. GGS will advise the format and content of the report.

The CB's will require to submit a monthly (end of month) written executive progress and status report covering all strategic
business development opportunities with planned actions for
the following month. GGS will advise the format and content of the report.
NDA and	To be provided
Confidentiality
Agreement
Non Compete	To be added
Agreement	After 2 years from date of termination of GGS agreement

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Entire Agreement and	This agreement contains the entire understanding between and
Prior Agreements	among the parties and supersedes any prior understandings
and agreements among them regarding the subject matter of
this agreement.

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